                                                                   EXHIBIT 10.18

                         CONFIDENTIAL PORTIONS OMITTED

[LETTERHEAD OF COMMONWEALTH SERVICE & SUPPLY CORP.]

22 November 1997



Mr. Fred Petrivelli
Prolong Super Lubricants
1210 North Barstien Way
Anaheim, CA  92806

Re:  1998 Sponsorship Program for Jim Yates Racing

Dear Fred:

Thanks for taking the time during Pomona to discuss the future relationship between Prolong Super Lubricants and Commonwealth Service & Supply Corporation T/A Jim Yates Racing. We have enjoyed a great relationship during the past year and I truly look forward to continuing through the next three years.

To summarize what we have discussed, I have listed below our associate sponsorship agreement for 1998, 1999, and 2000 in addition to a bonus program for the same three years.

BASE SPONSORSHIP:

1998       $[ * ]
1999       $[ * ]
2000       $[ * ]

     * CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE
       COMMISSION.

Payment:

Payment of the aforementioned base sponsorships will be due on January 15 of each year of the agreement.

Bonus Program:

World Championship      $[  *  ]
Runner Up               $[  *  ]
Event Win               $[  *  ]
World Record            $[  *  ]

Payment:

Commonwealth Service & Supply Corporation T/A Jim Yates Racing will invoice Prolong for bonus payments earned. Payments will be due within 15 days of the invoice date.

Please indicate date your acceptance of this agreement by signing below. I will then sign a copy and return it to you for your records. I look forward to another successful racing season and appreciate your involvement in our program.

Best Regards,



/s/ Jim Yates
Jim Yates
Commonwealth Service & Supply Corporation
T/A Jim Yates Racing



/s/ Fred S. Petrivelli                           12/19/97
----------------------------------          -------------------------
Fred S. Petrivelli, VP                      Date
Prolong Super Lubricants



/s/ Jim Yates                                    12/26/97
----------------------------------          -------------------------
Jim Yates                                   Date
Commonwealth Service & Supply
Corp. T/A Jim Yates Racing

     *    CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE
          COMMISSION.

December 17, 1997

                              Jim Yates Addendum

In exchange for the 1998 sponsorship program for Jim Yates Racing, Prolong Super Lubricants will receive:

a.    Corporate Signage location per attached picture.
      -----------------
b.    Team Uniform/Equipment-Prolong Super Lubricants logo to be in prominent
      ----------------------
      locations on the race vehicle and team and driver uniforms.
c.    Driver Appearances-6 2-hour appearances at Prolong Super Lubricants
      ------------------
      events, based on mutually agreed upon schedule.
d.    Industry Public Relations-Jim Yates agrees to work in conjunction with
      -------------------------
      Prolong Super Lubricants sales to secure after-market distribution through phone and written correspondence based on use of Prolong Super Lubricants products with race team and marketing product through Yates Auto Parts.
e.    Electronic and Print Advertising-Jim Yates Racing allows Prolong Super
      --------------------------------
      Lubricants to use likeness in advertising.
f.    Feature Products-Yates Auto Parts will feature all Prolong Super
      ----------------
      Lubricants products through their store distribution network.
g.    Joint Marketing-Jim Yates to facilitate joint marketing efforts between
      ---------------
      Split Fire Peak and Prolong Super Lubricants.